Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-139457, 333-145976) and Form S-8 (File No. 333-137708) of BlackRock, Inc. of our report dated September 24, 2009, except with respect to our opinion on the combined financial statements insofar as it relates to the effects of the change in accounting for non-controlling interests discussed in Note 1, as to which the date is November 20, 2009 relating to the combined financial statements of Barclays Global Investors, which appears in this Current Report on Form 8-K/A of BlackRock, Inc.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

December 3, 2009

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INDEX TO FINANCIAL STATEMENTS

Barclays Global Investors:

Audited Combined Balance Sheets of Barclays Global Investors at December 31, 2008, 2007, and 2006, the Unaudited Combined Balance sheet of Barclays Global Investors at September 30, 2009, and the related Audited Combined Statements of Income and Other Comprehensive Income, Changes in Equity and Cash Flows for the years ended December 31, 2008, 2007, and 2006, and the Unaudited Combined Statements of Income and other Comprehensive Income, changes in Equity and Cash Flows for the nine months ended September 30, 2009 and 2008.

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BlackRock, Inc. Pro Forma:

Unaudited Pro Forma Condensed Combined Statement of Financial Condition at September 30, 2009 and unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months Ended September 30, 2009.

F-83
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2008.	F-85
Notes to the unaudited Pro Forma Condensed Combined Financial Statements.	F-86

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